Exhibit 99.2

ATC Contact: Adam Smith

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER COMPLETES ACQUISITION OF CORESITE REALTY CORPORATION

Boston, Massachusetts – December 28, 2021 – American Tower Corporation (NYSE: AMT) (“American Tower”) announced today that it has closed its acquisition of CoreSite Realty Corporation (NYSE: COR) (“CoreSite”) following the completion of its previously announced tender offer for all outstanding shares of common stock of CoreSite. American Tower completed the acquisition of CoreSite through a merger of one of its wholly owned subsidiaries with and into CoreSite. The closing was funded by borrowings under American Tower’s revolving credit facilities and term loans.

Tom Bartlett, American Tower’s Chief Executive Officer stated, “We are thrilled to welcome CoreSite’s exceptional team to American Tower and are ready to work together to create long-term shareholder value. As 5G deployments and wireless and wireline convergence accelerate, we expect to leverage CoreSite’s highly interconnected data center facilities and critical cloud on-ramps to drive strong, consistent, recurring growth while enhancing the value of our existing tower real estate through emerging edge compute opportunities.”

The transaction is anticipated to be modestly accretive to American Tower’s AFFO per Share initially, and increasingly accretive over time.

J.P. Morgan served as lead financial advisor to American Tower, who was also advised by CDX Advisors. Cleary Gottlieb Steen & Hamilton LLP served as principal legal advisor to American Tower. Evercore served as sole financial advisor to CoreSite and Wachtell, Lipton, Rosen & Katz served as its principal legal advisor.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of approximately 219,000 communications sites and a highly interconnected footprint of U.S. data center facilities. For more information about American Tower, please visit the “Earnings Materials” and “Investor Presentations” sections of our investor relations website at www.americantower.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements about future events and expectations, or “forward-looking statements,” all of which are inherently uncertain. We have based these forward-looking statements on management’s current expectations and assumptions and not on historical facts. When we use words such as “projects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “expects,” “forecasts,” “should,” “would,” “could,” “may” or similar expressions, we are making forward-looking statements. Examples of these statements include, but are not limited to, statements regarding the closing of the transaction described above, American Tower’s ability to successfully integrate the assets it acquires or utilize such assets to their full capacity, including the integration of CoreSite following the consummation of the transaction described above and any expected financial projections for the real estate portfolio and the impact on American Tower’s consolidated results. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the effects of the transaction described above on relationships with employees, other business partners or governmental entities and the ability of American Tower to realize the benefits it expects from the transaction described above. For additional important factors that may cause actual results to differ materially from those indicated in these forward-looking statements, we refer you to the information contained in Item 1A of American Tower’s and CoreSite’s annual reports on Forms 10-K for the year ended December 31, 2020, each under the caption “Risk Factors” and in other periodic filings American Tower and CoreSite make with the Securities and Exchange Commission, including current reports on Form 8-K and quarterly reports on Form 10-Q.

You should keep in mind that any forward-looking statement we make in this press release speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. American Tower does not undertake any obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances except as may be required by law.